UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2016
Orbital ATK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

45101 Warp Drive Dulles, Virginia		20166
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 406-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 3, 2016, Orbital ATK, Inc., a Delaware corporation (the “Company”), filed with the Delaware Secretary of State a Certificate of Elimination (the “Certificate of Elimination”), with respect to the Company’s Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”). No shares of the Series A Preferred Stock were outstanding at the time of the filing of the Certificate of Elimination.

As a result of the filing of the Certificate of Elimination, all matters set forth with respect to the Series A Preferred Stock were eliminated from the Company’s Restated Certificate of Incorporation.

The foregoing summary of the Certificate of Elimination is qualified in its entirety by reference to the full text of the Certificate of Elimination, which is set forth as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of Orbital ATK, Inc. dated August 3, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL ATK, INC.

Date: August 5, 2016	By:	/s/ Thomas E. McCabe
Name: Thomas E. McCabe Title: Senior Vice President, General Counsel and Secretary